Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-109048 of Church & Dwight Co., Inc. on Form S-3 of our report dated February 25, 2004 relating to the financial statements of the Oral Care Business of Unilever Home and Personal Care North America, which appears in the Current Report on Form 8-K/A of Church & Dwight Co., Inc. dated March 1, 2004. We also consent to the reference to us under the heading “Experts”.

/s/ PricewaterhouseCoopers LLP

     PricewaterhouseCoopers LLP

Stamford, Connecticut

May 24, 2004